Exhibit 99.1

ImmuCell

ImmuCell Receives $938,000 in Support under the Paycheck Protection Program

For Immediate Release

PORTLAND, Maine – April 14, 2020 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced that it has received $938,000 in support from the federal government under the Paycheck Protection Program.

Working with its partners at Gorham Savings Bank, the Company applied for and received this funding under the Keeping American Workers Paid and Employed Act, which was included in the $2.2 trillion CARES Act that was approved by Congress on March 25, 2020. The funding helps the Company maintain operations and meet payroll during this unprecedented time of global economic challenge related to the COVID-19 pandemic.

This funding accrues interest at a rate of 1% per annum, and the Company’s obligation to repay the principal amount of the funding will be forgiven provided that the Company uses the funding proceeds only for eligible payroll costs, eligible utility expenses, eligible rent payments and interest on mortgage debt borrowed prior to February 15, 2020, in each case incurred and paid during the eight-week period from April 13, 2020 through June 8, 2020 (which period may be extended at some future date). At least 75% of such forgiven amounts must be used for eligible payroll costs. If any portion of this funding were not to be applied to eligible expenses during the applicable eight-week period, the Company expects to repay such excess amount without any prepayment penalty by approximately October 13, 2020. By current estimated calculations, this repayment obligation may be approximately $150,000, due to projected payroll costs during the applicable eight-week period potentially being less than the 2019 levels used to determine the amount of available funding and the possible exclusion of interest expense on the Company’s mortgage debt because it was refinanced after February 15, 2020. The forgiveness also may be reduced proportionately to the extent that the Company were to reduce payroll during the applicable eight-week period below allowable limits or below full-time equivalent employment levels as compared to prior historical levels. The Company has no intent to make any such reductions and therefore does not expect to repay principal for this reason. Such forgiveness of indebtedness, in accordance with the CARES Act, does not give rise to taxable income to recipients like the Company.

With this funding in place, the Company is moving ahead with plans to fill three open positions currently in its manufacturing and facilities departments, as soon as the best candidates are qualified and chosen. Subject to adequate funding, the Company may create and fill approximately twelve to fifteen new positions over the next two years or so, as it executes its anticipated growth plan.

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“This is a very powerful economic stimulus from our federal government to support our employees and our Company in these extreme times,” commented Michael F. Brigham, President and CEO. “This program helps us look longer-term down the road and keep operating and paying our employees currently and proceeding with our planned expansion and product development initiatives, knowing that better times are ahead but just not knowing when that will be.”

The Company is very concerned about the medium-term impact that the COVID-19 pandemic is having on the dairy and beef industries and on its customers. Milk prices, which had reached new positive levels during 2019 and into the first quarter of 2020, have crashed recently. Milk is being dumped at farms due to decreased demand from restaurants, schools and consumers around the world. Like all industries, many dairy producers are encountering difficulties accessing the labor they need to run their operations due to the COVID-19 pandemic. The COVID-19 pandemic has negatively impacted all commodities including milk and beef prices to producers. The Company is uncertain about what impact this may have on its customers’ order patterns, if any, and for how long.

As disclosed in a subsequent event footnote and as a risk factor included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company could experience product shortages, backlogs and production slowdowns due to difficulties accessing needed supplies and labor and other restrictions affecting its ability to consistently deliver its products to market.

The Company will continue to make the health and safety of all of its employees the top priority as it navigates this uncharted territory over the coming weeks and months, while respecting its role as a nonpublic-facing essential agriculture service in keeping with government directives and prudent practices being advocated by health care professionals.  Presently, production is continuing but not at the rate experienced during the first quarter. This production slowdown is anticipated to have a negative effect on the Company’s revenues and operating results for the second quarter of 2020. However, at this point, the Company is unable to estimate the magnitude of that impact. It is possible that further slowdowns or interruptions could have consequences that the Company does not presently recognize, resulting in other COVID-19 related negative impacts on its business.

About ImmuCell:
ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef livestock, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: http://www.immucell.com.

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the extent, nature and duration of the COVID-19 pandemic and its consequences, and their direct and indirect impacts on the Company’s production activities, operating results and financial condition and on the customers and markets the Company serves; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future cost of our variable interest rate exposure on most of our bank debt; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making and delays by regulatory authorities, currency values and fluctuations and other risks detailed from time to time in filings we make with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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